Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-124569), filed on May 3, 2005, of MobileSmith, Inc.  (the “Company”) of our report dated March 20, 2015 with respect to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K, as of and for the years ended December 31, 2014 and 2013, filed on March 20, 2015.

/s/ Cherry Bekaert LLP

Raleigh, North Carolina
March 20, 2015